Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-183602, 333-187896, 333-190939, 333-200040) of OvaScience, Inc.

2)	Registration Statement (Form S-8 No. 333-182040) pertaining to the 2011 Stock Incentive Plan and 2012 Stock Incentive Plan of OvaScience, Inc.

3)	Registration Statement (Form S-8 No. 333-187897) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc

4)
Registration Statement (Form S-8 No. 333-195780) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Stock Option Agreement between OvaScience, Inc. and Arthur Tzianabos, Ph.D., dated September 10, 2013

5)
Registration Statement (Form S-8 No. 333-202793) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc., the non-qualified stock option agreement between Jeffrey E. Young and OvaScience, Inc. dated September 17, 2014, and the non-qualified stock option agreement between David P. Harding and OvaScience, Inc. dated December 9, 2014 of our reports dated February 26, 2016, with respect to the consolidated financial statements of OvaScience, Inc., and the effectiveness of internal control over financial reporting of OvaScience, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015.
/s/ Ernst & Young LLP
Boston, Massachusetts
February 26, 2016